As filed with the Securities and Exchange Commission on January 4, 2000
                                               Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                      ------------------------------------

                            FLEETCLEAN SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


            Texas                                           76-0196431
(State or other jurisdiction                             (I.R.S. Employer
     of incorporation or                              Identification Number)
        organization)

        P.O. Box 727                                    Kenneth A. Phillips
    Hwy 834 East .7 miles                                  P.O. Box 727
     Hardin, Texas 77561                               Hwy 834 East .7 miles
       (409) 298-9835                                   Hardin, Texas 77561
(Address, including zip code, and                         (409) 298-9835
 telephone number, including                 (Name, address, including zip code,
 area code, of registrant's                    and telephone number, including
principal executive offices)                  area code, of agent for service)


                      Sammy Fleschler Consulting Agreement
                    Thomas C. Pritchard Consulting Agreement
                       Richard Royall Consulting Agreement
                            (Full Title of the Plans)

                                -----------------

                                    COPY TO:

                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             1111 Bagby, 24th Floor
                              Houston, Texas 77002
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                                -----------------

                         CALCULATION OF REGISTRATION FEE

          TITLE OF                          PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
      SECURITIES TO BE       AMOUNT BEING    OFFERING PRICE      AGGREGATE        REGISTRATION
         REGISTERED          REGISTERED(1)    PER SHARE(2)    OFFERING PRICE(2)       FEE
--------------------------   -------------   --------------   -----------------   ------------
Common Stock, par value
 $.01 per share...........      791,666          $0.07            $55,417             $15
----------------------------------------------------------------------------------------------
   TOTAL                                                                              $15
----------------------------------------------------------------------------------------------

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(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the OTC Electronic Bulletin Board on January 3, 2000.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Fleetclean Systems, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

         1. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or, either (i) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended ("Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (ii) the Company's effective Registration Statement on Form 10 or Form 10-SB filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

         3. The description of the Company common stock that is contained in a registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Thomas C. Pritchard is a principal of Brewer & Pritchard, P.C. and is to receive 266,666 shares of common stock. pursuant to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The bylaws of Fleetclean Systems, Inc. limit the liability of directors to Fleetclean Systems, Inc. or its stockholders to the fullest extent permitted by Texas law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

         The inclusion of this provision in the bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against

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
directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.             IDENTIFICATION OF EXHIBIT
-----------             -------------------------
 4.1(2)      --  Common Stock Specimen
 5.1(1)      --  Opinion Regarding Legality
10.1(1)      --  Sammy Fleschler Consulting Agreement
10.2(1)      --  Thomas C. Pritchard Consulting Agreement
10.3(1)      --  Richard Royall Consulting Agreement
23.1(1)      --  Consent of Counsel (included in Exhibit 5.1)
23.2(1)      --  Consent of McManus & Co. P.C., independent public accountants
---------------------

(1)    Filed herewith.
(2)    Filed previously on Form 10-SB, SEC File No. 0-27467.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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
                          Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hardin, State of Texas, on the 22 day of December, 1999.

                                      FLEETCLEAN SYSTEMS, INC.


                                      By: /s/ KENNETH A. PHILLIPS
                                              KENNETH A. PHILLIPS,
                                              Chief Executive Officer

                          ----------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                          DATE
---------                              -----                          ----
 /s/ KENNETH A. PHILLIPS               Chairman of the Board          December 22, 1999
---------------------------------      and President,
     KENNETH A. PHILLIPS


 /s/ JAY G. PHILLIPS                   Director and Vice President    December 22, 1999
------------------------------------
     JAY G. PHILLIPS


 /s/ RICHARD R. ROYALL                 Director                       December 22, 1999
------------------------------------
     RICHARD R. ROYALL


 /s/ KATHRYN M. PHILLIPS               Secretary and Treasurer        December 22, 1999
------------------------------------
     KATHRYN M. PHILLIPS


 /s/ JASON LAY                         Vice President                 December 22, 1999
------------------------------------
     JASON LAY


 /s/ RONALD WALLACE                    Vice President                 December 22, 1999
---------------------------------
     RONALD WALLACE

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